Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 16, 2008

Prospect Medical Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Delaware

 (State or other jurisdiction of incorporation)

1-32203	33-0564370
(Commission File Number)	(IRS Employer Identification No.)

10780 Santa Monica Blvd., Suite 400
Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 943-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events.

On June 16, 2008, the American Stock Exchange advised us that trading of our common stock would resume on June 17, 2008. We announced the resumption of trading in a press release issued prior to market open on June 17, 2008. A copy of the press release is filed herewith as Exhibit 99.1. The resumption of trading by the Exchange follows the filing of our Form 10-K for  the fiscal year ended September 30, 2007 on June 2, 2008, the filing of our Form 10-Q for the quarter ended December 31, 2007 on June 9, 2008, and the filing of our Form 10-Q for the quarter ended March 31, 2008 on June 16, 2008, which brought current our filings under the Securities Exchange Act of 1934.

Additionally, we announced in our June 17 press release that we will host a conference call on Wednesday, June 18, 2008 at 11:30 a.m. ET / 8:30 a.m. PT to review second quarter financial results and other recent corporate developments.  We had previously announced the date of this call as Friday, June 20, 2008 at 1:00 p.m. ET / 10:00 a.m. PT.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits

The following exhibits are filed with the Form 8-K:

Exhibit No.	Description

99.1	Press Release of Prospect Medical Holdings, Inc. dated June 17, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Prospect Medical Holdings, Inc.

	By:	/s/ MIKE HEATHER
Mike Heather, Chief Financial Officer

Dated: June 17, 2008